Exhibit 99.1

FOR RELEASE:	Contact:	Michael Gluk (investors)
October 26, 2006 [4 p.m. ET/1 p.m. PT]		Chief Financial Officer
ArthroCare Corporation
512-391-3906

Howard Zar (media)
Porter Novelli
212-601-8084
hzar@porternovelli.com

ARTHROCARE’S THIRD QUARTER 2006 EPS REACHES $0.31 ON

REVENUE GROWTH OF 21%

AUSTIN, TEXAS — October 26, 2006 — ArthroCare® Corp. (Nasdaq: ARTC), a leader in developing state-of-the-art, minimally invasive surgical products, announced that for the third quarter ended September 30, 2006 total revenues grew 21 percent to $64.7 million. Product revenue growth of 20 percent was led by a 21 percent revenue growth in our Sports Medicine business unit and continued strong growth in ENT revenues. On an as-reported basis, ArthroCare’s net income grew to $8.7 million, or $0.31 per diluted share, for the third quarter of 2006, reflecting growth in the Company’s three major business units coupled with effective cost control.

“As reflected by the steady growth in our core Sports Medicine markets this quarter, we continue to set the standard among physicians and surgeons in arthroscopic surgery,” noted Mike Baker, CEO of ArthroCare. “I am particularly pleased with this performance in light of the normal third quarter sales trends and the discontinuation of a non-core distributed product in several of our major European markets. In the fourth quarter we will be enhancing our distribution system as well as focusing on the launch of several new products such as the Microdisectomy Spine Wand.”

“Looking ahead to 2007, we are forecasting significant growth opportunities in all business units, are expecting revenue to grow at least 20 percent with continued margin expansion, and anticipating EPS growth to continue to exceed revenue growth”.

THIRD QUARTER FINANCIALS

Third quarter product revenues were $62.1 million, a 20 percent increase over the $51.6 million recorded in the same quarter of the previous year. Total revenues, which include product revenues, license fees and royalties, were $64.7 million for the third quarter, a 21 percent increase over the $53.6 million reported in the third quarter of 2005.

ArthroCare reported net income of $8.7 million, or $0.31 per diluted share, for the third quarter of 2006. FAS 123R-related expenses in the third quarter resulted in a non-cash charge to net income for stock-based compensation of approximately $1.4 million after taxes, or $0.05 per diluted share. Excluding this required charge, non-GAAP net income for the third quarter would have been $10.0 million, or $0.36 per diluted share which represents an increase of 39 percent over the third quarter of 2005. A reconciliation of net income calculated in accordance with GAAP and non-GAAP net income measures is provided in the table below under the caption “Reconciliation of GAAP and Non-GAAP Measures.”

Q3 SUMMARY TABLE

	Q306	Q206	Q305
Product Sales	$62.1 M	$63.8 M	$51.6 M
License Fees, Royalties and Other Revenues	$2.6 M	$2.2 M	$2.0 M
Total Revenues	$64.7 M	$66.0 M	$53.6 M
Net Income	$8.7 M	$7.7 M	$7.2 M
Earnings Per Diluted Share	$0.31	$0.28	$0.27

REVENUE

In addition to third quarter product sales of $62.1 million, license fees, royalties and other revenue were $2.6 million in the third quarter of 2006, which represents 4 percent of total revenue, compared to $2.0 million, or four percent of total third quarter 2005 revenue. International product revenue for the third quarter of 2006 increased 11 percent compared to the same period last year, despite the discontinuation of the FMS arthroscopic pump business, a non-core product that ArthroCare has distributed in several European countries. International product revenue represented 19 percent of product sales during the quarter.

BUSINESS UNIT PERFORMANCE

The Sports Medicine business unit produced revenue growth of 21 percent during the quarter ended September 30, 2006 compared with the same period of 2005, and represented 67 percent of total product revenue.

Sales in the Spine business unit during the third quarter of 2006 were comparable to the same period in 2005, with spine sales representing nine percent of product sales in the third quarter of 2006.

The third quarter increase in ENT product sales over the comparable period of last year was 28 percent, with ENT sales representing 23 percent of product revenue during the quarter.

OPERATIONS

Product margin was 68 percent in the third quarter of 2006, compared to 68 percent in the third quarter of 2005. Stock-based compensation expense related to FAS 123R of approximately $261,000, or 0.4 points of product margin, was recognized in cost of product sales in the third quarter, and a stock-based compensation cost of $190,000 was capitalized into inventory and will be amortized through cost of sales in future periods.

Operating expenses were $32.8 million in the third quarter, or approximately 51 percent of total revenue, and included $1.7 million in stock-based compensation expense. Excluding this expense, which was not required in the third quarter of 2005, non-GAAP operating expenses were $31.0 million, or 48 percent of total revenue, versus $26.5 million, or 49 percent of total revenue, in the third quarter of 2005. A reconciliation of operating expenses calculated in accordance with GAAP and non-GAAP operating expense measures is provided below in the table under the caption “Reconciliation of GAAP and Non-GAAP Measures.”

BALANCE SHEET

Cash, cash equivalents and short-term investments increased $13.6 million to $36.9 million as of September 30, 2006, compared to $23.3 million at December 31, 2005. During the quarter, debt was reduced by $15.0 million to $20.0 million. Days sales outstanding increased four days to 78 days from year end. Inventories increased to $53.7 million from the $47.8 million reported at December 31, 2005, which is in line with the Company’s sales growth.

RECENT CORPORATE DEVELOPMENTS

•	Following a successful Tier 1 launch in August, the national launch of the new LabraLock P (plastic labral repair anchor) took place in September.

•	The November issue of Parents magazine (circulation more than 2.2 million) featured an article highlighting the value of Coblation as a treatment option for tonsillectomies.

•	Nine Coblation-related podium presentations were presented at the American Academy of Otolaryngology in Toronto last month.

•	The Microdisectomy Spine Wand was introduced at the North American Spine Society meeting in September. This product extends the benefits of Coblation technology to one of the most common spinal surgeries performed.

•	During the quarter, we acquired an Australian distributor, TiMax, for $1.1 million, which will allow us to further expand our direct sales presence in the Asian market.

BUSINESS OUTLOOK

The following statements are based on current expectations on October 26, 2006. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any new businesses or license agreements the Company may enter in future periods.

ArthroCare’s updated business outlook for fiscal 2006 is as follows:

•	The Company expects total revenues for fiscal 2006 to be in the range of $260.0 million to $265.0 million, an increase of $5.0 million over previous guidance and includes the impact of discontinuing the distribution of a non-core product in Europe.

•	ArthroCare expects fiscal 2006 GAAP diluted EPS, which includes the impact of FAS 123R, to be in the range of $1.10 to $1.20.

•	In fiscal 2007, ArthroCare expects total revenue growth of at least 20 percent. The Company expects further improvement in both product and operating margins and for earnings to continue to grow faster than revenue. The Company plans to expand its 2007 guidance to provide revenue growth ranges by business unit and more specific earnings growth with the announcement of its fourth quarter results.

USE OF NON-GAAP FINANCIAL MEASURES

ArthroCare believes that to properly understand the Company’s short- and long-term financial trends, investors may wish to consider the impact of certain charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, ArthroCare management uses results of operations before certain charges to evaluate the operational performance of the Company. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

Non-GAAP results for the three months ended September 30, 2006 exclude stock-based compensation charges associated with the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“Statement 123R”), on January 1, 2006. A reconciliation of ArthroCare’s non-GAAP net income, non-GAAP diluted net income per share and non-GAAP operating expenses follows (unaudited, in thousands, except per share amounts):

	Three Months Ended
	September 30, 2006	September 30, 2005
GAAP net income	$8,676	$7,194
Stock compensation adjustments (1):
Cost of product sales	261	—
Research and development	297	—
Sales and marketing	619	—
General and administrative	833	—
Provision for income taxes	(659)	—

Non-GAAP net income	$10,027	$7,194

Diluted shares outstanding	28,265	26,470
Non-GAAP diluted net income per share	$0.36	$0.27

	Three Months Ended
	September 30, 2006	September 30, 2005
GAAP operating expenses	$32,792	$26,469
Stock compensation adjustments (1):
Research and development	(297)	—
Sales and marketing	(619)	—
General and administrative	(833)	—

Non-GAAP operating expenses	$31,043	$26,469

(1)	Statement 123R requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, including employee stock options and employee stock purchases related to the ESPP based on estimated grant date fair values. Therefore, the above adjustments consist of stock-based compensation and the related tax effect. These non-GAAP adjustments are provided to enhance the user’s overall understanding of ArthroCare’s financial performance and provide comparability, as this expense was not included in the Company’s financial statements prior to January 1, 2006. The Company believes this non-GAAP presentation is information that will be useful to, and widely used by, the Company’s investors and analysts, and is relevant in assessing the Company’s operating performance.

CONFERENCE CALL

ArthroCare will hold a conference call with the financial community to discuss these results at 4:30 p.m. ET/1:30 p.m. PT today. The call will be simultaneously Webcast by Thomson-CCBN and can be accessed on ArthroCare’s Web site at www.arthrocare.com. The Webcast will remain available through November 9, 2006. A telephonic replay of the conference call can be accessed by dialing 800-558-5253 and entering pass code number 21306295.

ABOUT ARTHROCARE

Founded in 1993, ArthroCare Corp. (www.arthrocare.com) is a highly innovative, multi-business medical device company that develops, manufactures and markets minimally invasive surgical products. With these products, ArthroCare targets a multi-billion dollar market opportunity across several medical specialties, significantly improving existing surgical procedures and enabling new, minimally invasive procedures. Many of ArthroCare’s products are based on its patented Coblation technology, which uses low-temperature radiofrequency energy to gently and precisely dissolve rather than burn soft tissue — minimizing damage to healthy tissue. Used in more than four million surgeries worldwide, Coblation-based devices have been developed and marketed for sports medicine; spine/neurologic; ear, nose and throat (ENT); cosmetic; urologic and gynecologic procedures. ArthroCare also has added a number of novel technologies to its portfolio, including Opus Medical sports medicine, Parallax spine and Applied Therapeutics ENT products, to complement Coblation within key indications.

SAFE HARBOR STATEMENTS

Except for historical information, this press release includes forward-looking statements. These statements include, but are not limited to, the Company’s stated business outlook for fiscal 2006, continued strength of the Company’s fundamental position, the strength of the Company’s technology, the Company’s belief that strategic moves will enhance achievement of the Company’s long term potential, the potential and expected rate of growth of new businesses, continued success of product diversification efforts, and other statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to the uncertainty of success of the Company’s non-arthroscopic products, competitive risk, uncertainty of the success of strategic business alliances, uncertainty over reimbursement, need for governmental clearances or approvals before selling products, the uncertainty of protecting the Company’s patent position, and any changes in financial results from completion of year-end audit activities. These and other risks and uncertainties are detailed from time to time in the Company’s Securities and Exchange Commission filings, including ArthroCare’s Form 10-Q for the quarter ended June 30, 2006 and Form 10-K for the year ended Dec. 31, 2005. Forward-looking statements are indicated by words or phrases such as “anticipates,” “estimates,” “projects,” “believes,” “intends,” “expects,” and similar words and phrases. Actual results may differ materially from management expectations.

Financial Tables Appended

ARTHROCARE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2006	September 30, 2005	Variance	September 30, 2006	September30, 2005	Variance
Revenues:
Net Product Sales	$62,117	$51,621	$10,496	$186,196	$149,139	$37,057
Royalties, fees and other	2,577	2,003	574	6,985	5,900	1,085

Total revenues	64,694	53,624	11,070	193,181	155,039	38,142

Cost of product sales	19,932	16,402	(3,530)	57,394	47,175	(10,219)

Gross profit	44,762	37,222	7,540	135,787	107,864	27,923

Product Margin	67.9%	68.2%		69.2%	68.4%
Gross Margin	69.2%	69.4%		70.3%	69.6%

Operating expenses:
Research and development	5,625	5,261	(364)	17,953	15,268	(2,685)
Sales and marketing	20,369	18,258	(2,111)	65,069	55,208	(9,861)
General and administrative	5,014	(1,014)	(6,028)	15,452	8,255	(7,197)
Acquired in-process R&D (IPR&D)	—	2,400	2,400	—	2,400	2,400
Amortization of intangible assets	1,784	1,564	(220)	5,324	4,480	(844)

Total operating expenses	32,792	26,469	(6,323)	103,798	85,611	(18,187)

Income from operations	11,970	10,753	1,217	31,989	22,253	9,736
Interest and other income, net	(440)	(693)	253	(761)	(1,829)	1,068

Income before income tax provision	11,530	10,060	1,470	31,228	20,424	10,804
Net Operating Margin	18%	19%		16%	13%

Income tax provision	2,854	2,866	12	7,720	5,250	2,470

Net income	$8,676	$7,194	$1,482	$23,508	$15,174	$8,334

Basic net income per share	$0.33	$0.29	$0.04	$0.90	$0.63	$0.27

Shares used in computing basic net income per share	26,681	24,538		25,985	24,199

Diluted net income per common share	$0.31	$0.27	$0.04	$0.84	$0.58	$0.26

Shares used in computing diluted net income per share	28,265	26,470		28,069	26,155

ARTHROCARE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$14,491	$20,717
Short term investments	22,441	2,600
Accounts receivable, net of allowances	53,754	47,138
Inventories, net	53,700	47,834
Prepaid expenses and other current assets	16,190	14,544

Total current assets	160,576	132,833

Property and equipment, net	35,604	32,604
Related party receivables	500	1,075
Intangible assets, net	37,773	40,901
Goodwill	124,369	59,170
Other assets	1,073	395

Total assets	$359,895	$266,978

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,894	$12,332
Accrued liabilities	15,099	6,548
Accrued compensation	8,259	11,008
Current portion of long term debt	20,000	—
Income taxes payable	4,657	4,104

Total current liabilities	58,909	33,992

Deferred taxes and other liabilities	5,235	4,092

Total liabilities	64,144	38,084

Total stockholders’ equity	295,751	228,894

Total liabilities and stockholders’ equity	$359,895	$266,978